Exhibit 99.3

Trajectory Alpha Acquisition Corp.

99 Wall Street, Suite 5801

New York, New York

SUPPLEMENT TO

PROXY STATEMENT DATED MAY 25, 2023

FOR THE SPECIAL MEETING

OF THE STOCKHOLDERS OF

TRAJECTORY ALPHA ACQUISITION CORP.

Dear Stockholders of Trajectory Alpha Acquisition Corp.:

You have previously received definitive proxy materials dated May 25, 2023 (the “Proxy Statement”) in connection with the special meeting of the stockholders of Trajectory Alpha Acquisition Corp., a Delaware corporation (the “Company”, “we”, “us” or “our”), to be held virtually on June 12, 2023 at 10:00 a.m., Eastern time, via live webcast at https://www.cstproxy.com/trajectoryalpha/2023 (the “Special Meeting”), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned. The purpose of this document (the “Proxy Supplement”) is to supplement the Proxy Statement with certain new and/or revised information as follows:

Change in Terms for Extension. Trajectory Alpha Sponsor LLC (the “Sponsor”) has decided to cause to be deposited into the trust account in connection with each one-month extension the lesser of (i) $150,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of public shares of the Company that are not redeemed in connection with the stockholder vote to approve the extension proposal.

Postponement of Special Meeting and Extension of Redemption Deadline. Due to the changes described above, the Company has decided to postpone the Special Meeting to June 12, 2023 at 10:00 a.m. Eastern time. Shareholders will have until June 8, 2023 to submit a proxy or to revoke a previously-given proxy.

The deadline for submission of public shares has been extended to 5:00 p.m. Eastern time on June 8, 2023.

Redemption requests may be withdrawn until Friday, June 9, 2023 at 11:00 a.m. Eastern Time.

Except as set forth herein, all other information in the Proxy Statement remains unchanged. If you have previously-submitted a proxy or tendered your shares for redemption in accordance with the procedures set forth in the Proxy Statement and you do not wish to make any changes, you do not need to do anything further.

This Proxy Supplement is dated June 7, 2023